UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2009

BANK OF THE CAROLINAS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Boxwood Village Drive Mocksville, North Carolina	27028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 14, 2009, Registrant issued a press release announcing that, in connection with the preparation, review and audit of its financial statements for the three and twelve months ended December 31, 2008, it has recorded a larger fourth quarter 2008 provision for loan losses and other real estate valuation allowance than it originally announced in its press release issued on February 5, 2009. The annual provision for loan losses was increased from $4,779,000 to $6,291,000 and the charge associated with other real estate valuation allowances was increased by $821,000. These changes result in Registrant’s consolidated results of operations reflecting after tax losses for the quarter and year ended December 31, 2008, of $640,000 and $3,624,000, respectively, as compared with the previously announced results which reflected income of $794,000 for the quarter and a loss of $2,190,000 for the year. This revision relates only to Registrant’s operating results for the three and twelve months ended December 31, 2008, and does not affect any financial statements previously filed by Registrant with the SEC for any period.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits. The following exhibit accompanies this Report:

Exhibit No.	Exhibit Description
99.01	Copy of press release dated April 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION
(Registrant)

Date: April 14, 2009	By:	/S/ Michael D. Larrowe
Michael D. Larrowe
Executive Vice Chairman